UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017 (June 6, 2017)

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NCI Building Systems, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Norman C. Chambers and Appointment of Donald R. Riley as Chief Executive Officer
On June 6, 2017, Norman C. Chambers, the chairman of the board of directors (the “Board”) and Chief Executive Officer of NCI Building Systems, Inc. (“NCI,” the “Company,” “we” and “our”), announced that he will resign as the Company’s Chief Executive Officer effective July 1, 2017. Donald R. Riley, NCI’s President since January 2016, and President of NCI’s Group Business Segment from December 2014 to January 2016, was appointed the Company’s Chief Executive Officer by the Board, effective July 1, 2017. Mr. Riley will assume the role of our Chief Executive Officer in addition to his position as our President. Mr. Chambers will remain employed by the Company as its Executive Chairman of the Board, in accordance with the terms of the employment agreement, dated as of September 1, 2015, as amended, between Mr. Chambers and the Company.
Mr. Riley, age 54, has served as our President since January 2016. Mr. Riley served as President of our Group Business Segment from December 2014 to January 2016. Before joining NCI, Mr. Riley was employed by Probuild Holdings, LLC, a supplier of building materials to production builders, custom builders, local contractors and project-oriented consumers, where he served as Executive Vice President from November 2011 to November 2014. As Executive Vice President, Mr. Riley managed the supply chain, manufacturing, construction services, marketing, pricing, information technology, strategy and business project management office functions. Prior to joining Probuild Holdings, Mr. Riley was employed by Mohawk Industries, Inc., a floor covering company, from September 2004 to November 2011, serving in various capacities such as Chief Information Officer, Senior Vice President Logistics, and Interim Flooring Executive Vice President Customer Experience. Mr. Riley has a B.S. in Engineering from the University of Tennessee at Knoxville.
Prior to his appointment as Chief Executive Officer, Mr. Riley and the Company had entered into an employment agreement, dated as of June 1, 2016, relating to his service as our President. The material terms of the employment agreement are described in Item 5 of the Company’s Quarterly Report on Form 10-Q with respect to the period ended May 1, 2016 and the form of such agreement was filed by the Company as an exhibit to its Quarterly Report on Form 10-Q with respect to the period ended July 31, 2016. In connection with his appointment as Chief Executive Officer, the employment agreement has been amended and restated to reflect Mr. Riley’s new role with the Company, the material terms of which are as follows:

•	The initial term of Mr. Riley’s agreement will expire on June 30, 2020, subject to one-year extensions thereafter, unless either party gives a one year notice of non-renewal.
•Mr. Riley’s annual base salary has been increased from $525,000 to $750,000.

•	Mr. Riley’s target annual bonus opportunity will be at least 100% of his base salary each year, subject to achievement of performance metrics to be set by the Compensation Committee of the Board.

•
Mr. Riley’s severance entitlement upon a qualifying termination (i.e. a termination by us without “cause” or a resignation by Mr. Riley with “good reason”) that occurs other than in connection with a change in control of the Company (a “non-cic termination”), has been increased from one times his base salary to two times the sum of his base salary plus his average bonus paid in respect of the three fiscal years most recently completed prior to his qualifying termination.

•
Mr. Riley’s severance entitlement upon a qualifying termination that occurs in connection with a change in control of the Company (i.e., during a specified period prior to, on or during the 24 months after, a change in control) (a “cic termination”) has been increased from (a) two times the sum of his base salary plus his target annual bonus to (b) the sum of two times his base salary plus three times his target annual bonus.

•
Mr. Riley’s severance entitlements upon any qualifying termination also (1) continue to include a prorated bonus for the year of his termination and (2), in lieu of the 12 months (in the case of a non-cic termination) or 18 months (in the case of a cic termination) of continued medical and dental insurance coverage provided under his prior employment agreement, include for a lump sum cash payment equal to 18 months of the premium cost of family medical coverage at the active-employee rate.

•
On July 1, 2017, Mr. Riley will be granted a one-time promotion restricted stock unit award, having a grant date fair value equal to $385,000. This grant will vest ratably over three years and otherwise be granted subject to terms consistent with the Company’s annual restricted stock unit grants for senior executives.

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Promptly after July 1, 2017, Mr. Riley will be paid a $250,000 cash promotion bonus, to be repaid to the Company if Mr. Riley (a) is terminated by us for “cause” or resigns without “good reason” prior to August 1, 2018 or (b) gives formal notice he does not intend to relocate to the Houston area, or otherwise fails to relocate to the Houston area, by August 31, 2018.

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On or before December 31, 2017, Mr. Riley will be granted restricted share units and performance share units, under such terms as the Compensation Committee of the Board determines for senior executives in connection with their annual grants, having a grant date fair value equal to $2,000,000.

•
Mr. Riley is also eligible to receive annual financial planning services of up to $15,000, payment of attorneys’ fees incurred in negotiating his amended and restated employment agreement (up to a cap of $20,000) and temporary housing benefits under the Company’s relocation policy through December 31, 2017 (subject to earlier termination upon certain events).

•	The duration of Mr. Riley’s post-termination of employment restrictive covenants in the employment agreement has been increased from one year to two years.
The foregoing description of Mr. Riley’s amended and restated employment agreement is not complete and is qualified in its entirety by the full text of the amended and restated employment agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending July 30, 2017.
Expansion of Board and Appointment of New Board Members
On June 6, 2017, the Board added one newly created directorship to the Board thereby increasing the total Board positions to 13.
On June 6, 2017, in connection with the one newly created directorship vacancy, the Board appointed Donald R. Riley as director of the Company, effective as of July 1, 2017. Mr. Riley was appointed as a Class III director. Mr. Riley was also appointed as a member of the Executive Committee of the Board, effective as of July 1, 2017, to serve on such committee until his successor is duly appointed and qualified or until his earlier resignation or removal.
Mr. Riley will not receive any additional compensation as a director of the Company.
Item 8.01 Other Events.
On June 6, 2017, the Company issued a press release regarding the resignation of Mr. Chambers and the appointment of Mr. Riley as NCI’s Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President
Chief Legal, Risk & Compliance Officer
Corporate Secretary

Date: June 7, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 6, 2017.